UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Four Seasons Education (Cayman) Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5th Floor, Building C Jin’an 610, No. 610 Hengfeng Road,

Jing’an District, Shanghai

PRC 200070

+86 21 6317 8899

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.0001 per share American depositary shares, each two ADSs representing one ordinary share	New York Stock Exchange* New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-220951 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the listing of the American depositary shares on the New York Stock Exchange. The American depositary shares represent ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under the heading “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus forming a part of the Registrant’s registration statement on Form F-1 (File No. 333-220951) under the Securities Act of 1933, as amended (the “Securities Act”) originally filed with the Securities and Exchange Commission on October 13, 2017, as amended from time to time (the “Registration Statement”), and is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein. Copies of such description will be filed with the New York Stock Exchange.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Four Seasons Education (Cayman) Inc.

	By:	/s/ Peiqing Tian
Name: Peiqing Tian
Title: Chairman and Chief Executive Officer
Date: October 27, 2017